Exhibit 10.2

AMENDMENT NO. 6 TO THE SECOND AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

STRATEGIC STORAGE OPERATING PARTNERSHIP VI, L.P.

DESIGNATION OF

SERIES E REDEEMABLE 8% PREFERRED PARTNERSHIP UNITS

In accordance with Section 4.2 and Article 11 of the Second Amended and Restated Limited Partnership Agreement, effective as of March 17, 2022, as amended by (i) Amendment No. 1 dated January 30, 2023, (ii) Amendment No. 2 dated May 1, 2023, (iii) Amendment No. 3 dated November 1, 2023, (iv) Amendment No. 4 dated September 19, 2024, and (v) Amendment No. 5 dated August 29, 2025 (the “Partnership Agreement”), of Strategic Storage Operating Partnership VI, L.P. (the “Partnership”), the Partnership Agreement is hereby amended by this Amendment No. 6 thereto (this “Amendment”) to create a new series of Preferred Units designated as “Series E Redeemable 8% Preferred Units” (the “Series E Preferred Units”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Partnership Agreement.

WHEREAS, Strategic Storage Trust VI, Inc. (the “General Partner”) has filed, on the date herewith, Articles Supplementary to create a new class of the General Partner’s preferred stock designated as the “Series E Redeemable Convertible Preferred Stock” (the “Series E Preferred Stock”) and set forth the rights, preferences and privileges of the Series E Preferred Stock.

WHEREAS, the parties hereto now desire to reflect the General Partner’s authorization and issuance of Series E Preferred Stock by creating the Series E Preferred Units and setting forth the rights, preferences and privileges of the Series E Preferred Units (and other terms and conditions of such units) under the Partnership Agreement.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.
Amendments to the Partnership Agreement
a.
Definitions. The following definitions from Article 1 are hereby amended and restated in their entirety, or if no such definition previously appeared, are added to Article 1:

Partnership Unit means a fractional, undivided share of the Partnership Interests of all Partners issued hereunder, including Class A Units, Class P Units, Class T Units, Class W Units, Class Y Units, Class Z Units, Series B Preferred Units, Series C Units, Series D Preferred Units, and Series E Preferred Units. Without limitation on the authority of the General Partner as set forth in Section 4.3 hereof, the General Partner may designate any Partnership Units, when issued, as Common Units or Preferred Units, may establish any other class of Partnership Units, and may designate one or more series of any class of Partnership Units. The allocation of Partnership Units among the Partners shall be as set forth on Exhibit A, as such Exhibit may be amended from time to time.

Series E Preferred Unit means a Partnership Unit having the rights, preferences, privileges, limitations, and restrictions labeled as the Series E Redeemable Convertible Preferred Units described on Exhibit C below.

b.
The following provisions are hereby added as Exhibit C to the Partnership Agreement:

In accordance with Section 4.2(a) and Article 11 of the Agreement, the Partnership has issued Preferred Units labeled as the Series E Redeemable Convertible Preferred Partnership Units (the “Series E Preferred Units”) to the General Partner. The Series E Preferred Units shall have the following terms, rights and privileges:

1.
Designation and Number. There shall be a series of Preferred Units designated as the “Series E Redeemable Convertible Preferred Units”. The number of authorized Series E Preferred Units is 10,000,000.

2.
Rank. The Series E Preferred Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership, rank senior to the Common Units (collectively, the “Junior Units”), on parity with all other preferred units issued from time to time, the terms of which provide that such securities rank on parity with the Series E Preferred Units with respect to distribution and redemption rights and rights upon our liquidation, dissolution or winding-up (the “Parity Units”) and junior to the Series B Preferred Units and Series D Preferred Units (collectively, the “Senior Units”) with respect to distribution and redemption rights and rights upon our liquidation, dissolution or winding-up.

3.
Distributions.

(a)
Each holder of record of the then outstanding units of Series E Preferred Units shall be entitled to receive, when and as authorized by the General Partner and the Partnership, out of funds of the Partnership legally available for the payment of distributions, cumulative preferential cash distributions at the rate of 8.0% per annum of the Liquidation Preference. Such distributions, if available, will be payable monthly on the 15th day of each month (or if such payment date is not a business day, on the immediately succeeding business day, with the same force and effect as if made on such date). Each calendar month (beginning with the first day of each month and ending on the day preceding the first day of the next succeeding month) will be deemed a “Series E Cash Distribution Period.” Holders of record are determined on the 25th day of each month (or if such date is not a business day, on the immediately preceding business day, with the same force and effect as if made on such date) (the “Record Date”). Distributions payable on any share of Series E Preferred Units that is issued on or prior to the Record Date for the Series E Cash Distribution Period in which such share is issued shall begin accruing on, and be cumulative from and including, the date upon which such share is issued. Distributions payable on any share of Series E Preferred Units that is issued after the Record Date for the Series E Cash Distribution Period in which such share is issued shall begin accruing on, and be cumulative from and including, the first day of the first Series E Cash Distribution Period commencing after its issuance. Distributions on each share of Series E Preferred Units shall accrue on a daily basis and be cumulative commencing from the first day of the Series E Cash Distribution Period for which distributions on such units become payable as established herein. All distributions payable on the Series E Preferred Units will accrue and be paid on the basis of a 360-day year consisting of twelve 30-day months.

(b)
Distributions on the Series E Preferred Units will accrue whether or not (i) the Partnership has earnings, (ii) there are funds legally available for the payment of such distributions and (iii)

such distributions are authorized by the General Partner or declared by the Partnership. Accrued distributions on the Series E Preferred Units will not bear interest.

(c)
Holders of Series E Preferred Units are not entitled to any distributions in excess of full distributions on the Series E Preferred Units. Unless full distributions on the Series E Preferred Units for all past distribution periods have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof in full is set apart for payment, the Partnership will not declare and pay or declare and set apart for payment distributions or declare and make any other distribution of cash or other property, directly or indirectly, on or with respect to, any Common Units, or any class or series of Junior Units or Parity Units (other than distributions paid in Junior Units or options, warrants or rights to purchase such units) for any period nor redeem, purchase or otherwise acquire for any consideration, or pay or make available any monies for a sinking fund for the redemption of, any Common Units or any class or series of Junior Units (except (i) by conversion into or exchange for other shares or Junior Units, (ii) by redemption, purchase or other acquisition of Common Units or such Junior Units made for purposes of an incentive, benefit, share redemption program or share purchase plan of the General Partner or any of its direct or indirect subsidiaries, (iii) for transfers, redemptions or purchases made pursuant to the provisions of Article VI of the General Partner’s Charter and (iv) as otherwise required to preserve the General Partner’s REIT qualification).

(d)
To the extent necessary to preserve the General Partner’s status as a REIT (as defined in the Partnership Agreement), nothing in Section 3(c) above will prohibit declaring or paying or setting apart for payment any distribution on the Common Units or any class or series of Junior Units or Parity Units for any period.

(e)
When cumulative distributions are not paid in full (or a sum sufficient for such full payment is not set apart) upon the Series E Preferred Units and any class or series of Parity Units, all distributions declared upon the Series E Preferred Units and any class or series of Parity Units will be paid pro rata so that the amount of distributions paid per Series E Preferred Unit and such class or series of Parity Units will in all cases bear to each other the same ratio that accumulated distributions per Series E Preferred Unit and such class or series of Parity Units (which will not include any accrual in respect of unpaid distributions for prior distribution periods if such Parity Units does not have a cumulative distribution) bear to each other.

(f)
In determining whether a distribution (other than upon voluntary or involuntary liquidation), by distribution, redemption or other acquisition of the Partnership’s equity securities is permitted under Delaware law, no effect shall be given to amounts that would be needed, if the Partnership was to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of unitholders whose preferential rights on dissolution are superior to those receiving the distribution.

4.
Liquidation Preference.

(a)
Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership (each a “Liquidation Event”), before any distribution or payment will be made to holders of the Common Units or any other class or series of Junior Units, the holders of Series E Preferred Units then outstanding will be entitled to be paid out of the assets legally available for distribution to the Partnership’s unitholders, after payment or provision for Partnership debts, liquidating distributions to the holders of all outstanding Senior Units, and other liabilities, an amount per unit (the “Liquidation Preference”) equal to $10.00, subject to appropriate adjustment in relation to any recapitalizations, unit distribution, unit splits, unit combinations, reclassifications or other similar events which affect the Series E Preferred Units, plus an amount equal to accrued but unpaid cash distributions thereon, if any, to but not including the date of payment, pari passu with the holders of units of any other class or series of Parity Units.

(b)
If the assets of the Partnership legally available for distribution to unitholders are insufficient to pay in full the liquidating distributions on all outstanding Series E Preferred Units and the corresponding amounts payable on all outstanding any class or series of Parity Units, then all assets distributed to the holders of the Series E Preferred Units and any class or series of Parity Units will be distributed pro rata so that the amount of assets distributed per Series E Preferred Unit and such class or series of Parity Units will in all cases bear to each other the same ratio that the liquidating distributions per Series E Preferred Unit and such class or series of Parity Units bear to each other.

(c)
After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series E Preferred Units will have no right or claim to any remaining assets. The Partnership’s consolidation or merger with or into another entity, the consolidation or merger of another entity with or into the Partnership, a statutory securities exchange by the Partnership or a sale, lease, transfer or conveyance of all or substantially all of the Partnership’s property or business will not be deemed to constitute a liquidation, dissolution or winding-up of the Partnership’s affairs.

5.
Redemption and Repurchase. In connection with any redemption by the General Partner of any shares of Series E Preferred Stock pursuant to Section 5 of the Articles Supplementary, the Partnership shall redeem, on the date of such redemption, an equal number of Series E Preferred Units held by the General Partner. As consideration for the redemption of such Series E Preferred Units, the Partnership shall deliver to the General Partner an amount of cash equal to the amount of cash, if any, paid to redeem the shares of Series E Preferred Stock (except (i) by redemption, purchase or other acquisition of Common Stock or such Junior Securities made for purposes of an incentive, benefit, share redemption program or share purchase plan of the Corporation or any of its direct or indirect subsidiaries, (ii) for transfers, redemptions or purchases made pursuant to the provisions of Article VI of the Charter and (iii) as otherwise required to preserve the General Partner’s REIT qualification).

6.
Status of Acquired Units. In the event any Series E Preferred Units have been redeemed or repurchased by the Partnership pursuant to Section 5 hereof, or otherwise reacquired by the Partnership, the units so redeemed, repurchased, converted or reacquired shall become unissued Preferred Units without further designation as to class or series, available for future classification or reclassification by the General Partner and issuance by the Partnership.

7.
Record Holders. The Partnership and the transfer agent for the Series E Preferred Units may deem and treat the record holder of any Series E Preferred Units as the true and lawful owner thereof for all purposes, and neither the Partnership nor the transfer agent shall be affected by any notice to the contrary.

8.
No Preemptive Rights. No holder of the Series E Preferred Units will, as a holder of the Series E Preferred Units, have any preemptive rights to purchase or subscribe for Common Units or any other security of the Partnership (whether now or hereafter authorized).

9.
Severability. If any of the preferences, or other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications or terms or conditions of redemption or repurchase of the Series E Preferred Units are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, then, to the extent permitted by law, all other preferences, or other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications or terms or conditions of redemption or repurchase of the Series E Preferred Units which can be given effect without the invalid, unlawful or unenforceable preferences, or other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications or terms or conditions of redemption or repurchase of the Series E Preferred Units shall remain in full force and effect and shall not be deemed dependent upon any invalid, unlawful or unenforceable preferences, or other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications or terms or conditions of redemption or repurchase of the Series E Preferred Units.

2.
Continuation of Partnership Agreement. The Partnership Agreement and this Amendment shall be read together and shall have the same force and effect as if the provisions of the Partnership Agreement and this Amendment were contained in one document. Any provisions of the Partnership Agreement not amended by this Amendment shall remain in full force and effect as provided in the Partnership Agreement immediately prior to the date hereof. In the event of a conflict between the provisions of this Amendment and the Partnership Agreement, the provisions of this Amendment shall control.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 6 to the Partnership Agreement as of the 26th day of September 2025.

STRATEGIC STORAGE OPERATING PARTNERSHIP VI, L.P.

By: Strategic Storage Trust VI, Inc.,

its sole general partner

By: /S/H. Michael Schwartz
Name: H. Michael Schwartz
Title: Chief Executive Officer

STRATEGIC STORAGE TRUST VI, INC.

By: /S/H. Michael Schwartz

Name: H. Michael Schwartz

Title: Chief Executive Officer